As filed with the Securities and Exchange Commission on June 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-3657681
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

(775) 328-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary L. Carano

Chief Executive Officer

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

(775) 328-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Deborah Conrad

Milbank, Tweed, Hadley & McCloy LLP

2029 Century Park East, 33rd Floor

Los Angeles, California

(424) 386-4000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share	7,214,038 shares	$21.125	$152,396,552.75	$17,662.76

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock being registered hereunder includes an indeterminate number of additional shares of Common Stock that become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock of the registrant.
(2)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high ($21.50) and low ($20.75) sales prices of the registrant’s Common Stock on The NASDAQ Global Select Market on June 14, 2017. The registrant is not selling any shares of Common Stock in this offering and, therefore, will not receive any proceeds from this offering.

7,214,038 Shares

Eldorado Resorts, Inc.

Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 7,214,038 shares of common stock, par value $0.00001 per share, of Eldorado Resorts, Inc. (the “Common Stock”), by the selling stockholders named in this prospectus. We are registering these shares of our Common Stock as required by a registration rights agreement that we entered into with the selling stockholders (the “Registration Rights Agreement”). The shares of Common Stock offered under this prospectus were acquired by the selling stockholders in connection with the consummation of our acquisition of Isle of Capri Casinos, Inc. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling stockholders may offer and sell its shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices. The selling stockholders may sell all or a portion of shares through underwriters, broker dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

This prospectus describes the general manner in which shares of Common Stock may be offered and sold by any selling stockholder. When the selling stockholders sell shares of Common Stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our Common Stock is traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “ERI.” On June 14, 2017, the last reported sale price of our Common Stock on the NASDAQ was $20.80 per share.

Investing in our Common Stock involves risks. You should carefully consider the section entitled “Risk Factors” beginning on page 3 of this prospectus and the “Risk Factors” sections in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus or any applicable prospectus supplement before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 15, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling stockholders have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the selling stockholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision.

Unless the context indicates otherwise, as used in this prospectus: (i) the “Company,” “us,” “we,” “our” and “ERI” refer to Eldorado Resorts, Inc. and its consolidated subsidiaries and their respective predecessors; (ii) “our Common Stock” refers to the common stock of Eldorado Resorts, Inc.; and (iii) “this prospectus” refers to this prospectus and any applicable prospectus supplement.

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PROSPECTUS SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus. You should read carefully the entire prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference before making an investment decision.

The Company

ERI is a gaming and hospitality company that, following completion of the Isle Acquisition (defined below), owns and operates 20 gaming facilities located in Ohio, Louisiana, Nevada, Pennsylvania, West Virginia, Colorado, Florida, Iowa, Mississippi and Missouri, featuring approximately 21,000 slot machines and video lottery terminals (“VLTs”), more than 500 table games and over 7,000 hotel rooms. ERI’s primary source of revenue is generated by gaming operations, but ERI uses hotels, restaurants, bars, entertainment, racing, retail shops and other services to attract customers to its properties. ERI was founded in 1973 in Reno, Nevada as a family business by the Carano family.

Isle Acquisition

On May 1, 2017, we completed our previously announced acquisition (the “Isle Acquisition”) of Isle of Capri Casinos, Inc., a Delaware corporation (“Isle”), pursuant to the Agreement and Plan of Merger, dated as of September 19, 2016 (the “Merger Agreement”), by and among ERI, Isle, Eagle I Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of the Company, and Eagle II Acquisition Company LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, as a result of the Isle Acquisition, each share of common stock, par value $0.01 per share, of Isle (“Isle Stock”), became converted into the right to receive, at the election of the holders of such shares of Isle Stock, subject to adjustment and proration and reallocation as described in the Merger Agreement, $23.00 in cash per share of Isle Stock (the “Cash Consideration”) or 1.638 shares of our Common Stock (the “Stock Consideration”).

Holders of 33,291,780 shares of Isle Stock elected to receive the Stock Consideration (“Stock Election Shares”), holders of 6,885,654 shares of Isle Stock elected to receive the Cash Consideration (“Cash Election Shares”), and holders of the remaining shares of Isle Stock did not make any election (“No Election Shares”), in each case, calculated after the expiration of the period of delivery for shares tendered via notices of guaranteed delivery. As a result and in accordance with the adjustment, proration and reallocation procedures described in the Merger Agreement, (x) each holder of Cash Election Shares and No Election Shares became entitled to receive Cash Consideration in respect of such Cash Election Shares and No Election Shares and (y) each holder of Stock Election Shares became entitled to receive Stock Consideration in respect of 52.2% of the Stock Election Shares held by such holder and Cash Consideration in respect of the remaining 47.8% of the Stock Election Shares held by such holder.

Based on the closing price of $19.15 per share of our Common Stock on the NASDAQ Global Select Market on May 1, 2017, the aggregate implied value of the consideration paid to former holders of Isle Stock in connection with the Isle Acquisition was approximately $1.097 billion, including approximately $545.2 million in our Common Stock and approximately $552.0 million in cash.

Registration Rights Agreement

In connection with entry into the Merger Agreement, ERI and Isle entered into separate voting agreements (the “Voting Agreements”) with each of Recreational Enterprises, Inc. (“REI”) and GFIL Holdings, LLC (“GFIL”), the selling stockholders. Pursuant to the Voting Agreements, the Company agreed, among other things, to grant registration rights to each of REI and GFIL. On May 1, 2017, the Company entered into the Registration Rights Agreement with REI and GFIL pursuant to which the Company granted certain registration rights to each of REI and GFIL with respect to their shares of our Common Stock. Under the Registration Rights Agreement, the Company agreed to file a shelf registration statement registering the sale of shares by GFIL no later than 45 days following the closing date of the Isle Acquisition and GFIL and REI will have certain customary demand and piggyback registration rights. The Company agreed to pay certain fees and expenses relating to registering and offering the shares of our Common Stock held by GFIL and REI in compliance with the Company’s obligations under the Registration Rights Agreement.

Corporate Information

ERI’s principal executive offices are located at 100 West Liberty Street, Suite 1150, Reno, Nevada 89501 and the telephone number at that location is (775) 328-0100. Our website is www.eldoradoresorts.com. Information found on our website is not part of this prospectus.

The Offering

Issuer	Eldorado Resorts, Inc.

NASDAQ Symbol	“ERI.”

Common stock offered by the selling stockholders	7,214,038 shares of our Common Stock.

Common Stock Outstanding	76,605,525 shares as of June 13, 2017.

Use of Proceeds	All of the shares of our Common Stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares.

Risk Factors	An investment in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” and the information incorporated therein by reference for a discussion of factors you should carefully review and consider before making an investment decision.

References in this section to shares of Common Stock outstanding exclude 2,490,992 shares of Common Stock reserved for stock options, performance stock units and restricted stock units outstanding on June 13, 2017 and 1,135,865 additional shares of Common Stock reserved for future awards under our 2015 Equity Incentive Plan.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should consider the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 13, 2017, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and the risk factors set forth in our other filings with the SEC before making an investment decision. See “Where You Can Find More Information” for an explanation of how to get a copy of the reports and other information incorporated by reference into this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Disclosure Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward?looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. Terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward?looking statements. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this report. Other factors beyond those listed below could also adversely affect us. Such risks, uncertainties and other important factors include, but are not limited to:

•	our substantial indebtedness and significant financial commitments could adversely affect our results of operations and our ability to service such obligations;

•	restrictions and limitations in agreements governing our debt could significantly affect our ability to operate our business and our liquidity;

•	our facilities operate in very competitive environments and we face increasing competition;

•	our operations are particularly sensitive to reductions in discretionary consumer spending and are affected by changes in general economic and market conditions;

•	our gaming operations are highly regulated by governmental authorities and the cost of complying or the impact of failing to comply with such regulations;

•	changes in gaming taxes and fees in jurisdictions in which we operate;

•	risks relating to pending claims or future claims that may be brought against us;

•	changes in interest rates and capital and credit markets;

•	our ability to comply with certain covenants in our debt documents;

•	the effect of disruptions to our information technology and other systems and infrastructure;

•	construction factors relating to maintenance and expansion of operations;

•	our ability to attract and retain customers;

•	weather or road conditions limiting access to our properties;

•	the effect of war, terrorist activity, natural disasters and other catastrophic events;

•	the intense competition to attract and retain management and key employees in the gaming industry;

•	the ability to successfully integrate ERI’s and Isle’s operations, technologies and employees;

•	the ability to realize growth opportunities and cost synergies from the Isle Acquisition in a timely manner or at all; and

•	the other factors described in or incorporated by reference into “Risk Factors” in this prospectus.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein might not occur. Forward-looking statements speak only as of the date they are made, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward?looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

You should also be aware that while we from time to time communicate with securities analysts, we do not disclose to them any material non-public information, internal forecasts or other confidential business information. Therefore, you should not assume that we agree with any statement or report issued by any analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility and are not endorsed by us.

USE OF PROCEEDS

All shares of our Common Stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares.

DESCRIPTION OF CAPITAL STOCK

The following is a general description of the terms and provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description is only a summary of the material provisions of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. See “Where You Can Find More Information” for an explanation of how to get a copy of our amended and restated certificate of incorporation and amended and restated bylaws.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share.

Common stock

Dividend rights

We will be permitted to pay dividends if, as and when declared by our board of directors, subject to compliance with limitations imposed by the NRS. The holders of our common stock are entitled to receive and share equally in these dividends as they may be declared by our board of directors out of funds legally available for such purpose. We do not currently expect to pay dividends on our common stock.

Voting rights

Our common stock votes as a single class on all matters on which stockholders are entitled to vote, and each share of our common stock is entitled to cast one vote in person or by proxy on such matters. Holders of our common stock do not have the right to cumulate votes in the election of directors. Directors are elected by a plurality of the shares actually voting on the matter at each annual meeting or special meeting called for the purpose of electing such directors at which a quorum is present.

Liquidation rights

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of our assets available for distribution.

Preemptive rights

Holders of our common stock are not entitled to any preemptive rights to subscribe for additional shares of our common stock, nor are they liable to further capital calls or to assessments by us. Therefore, if we issue additional shares without the opportunity for existing stockholders to purchase more shares, a stockholder’s ownership interest in our Company may be subject to dilution.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Limitation of liability and indemnification matters

We have entered into indemnification agreements with certain of our executive officers and each of our directors pursuant to which we have agreed to indemnify such executive officers and directors against liability incurred by them by reason of their services as an executive officer or director to the fullest extent allowable under applicable law. We also provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our executive officers and directors pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

National market listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ERI.”

SELLING STOCKHOLDERS

This prospectus relates to the resale or other disposition of up to an aggregate of 7,214,038 shares of Common Stock held by the selling stockholders. The total number of shares of Common Stock sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock splits or other similar transaction effected that result in an increase in the number of the outstanding shares of Common Stock. We entered into the Registration Rights Agreement with the selling stockholders pursuant to which we have agreed to file a registration statement, of which this prospectus is a part, under the Securities Act, registering the resale by the selling stockholders of the shares of Common Stock covered by this prospectus.

We have prepared this prospectus to allow the selling stockholders or their permitted transferees, assignees or other successors to sell or otherwise dispose of, from time to time, up to an aggregate of 7,214,038 shares of Common Stock. The selling stockholders may offer the shares for sale from time to time in whole or in part. To our knowledge, the selling stockholders have not within the past three years had any position, office or other material relationship with us other than as parties to the Voting Agreement and the Registration Rights Agreement.

The following table indicates the name of each selling stockholder, the number of shares of Common Stock beneficially owned by such selling stockholder prior to the offering and the total number of shares that may be offered pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our Common Stock by the selling stockholders as adjusted to reflect the assumed sale of all of the shares offered under this prospectus. Percentage of beneficial ownership is based on 76,605,525 shares of Common Stock issued and outstanding as of June 13, 2017.

Selling stockholders(1)	Number of Shares of Common Stock That May be Sold(2)	Shares Beneficially Owned Prior to this Offering	Shares Beneficially Owned After Completion of this Offering(3)	Percentage of Common Stock Outstanding After Completion of this Offering(3)
GFIL Holdings, LLC	7,099,622	7,099,622	0	0.0%
Robert S. Goldstein Trust	79,290	79,290	0	0.0%
Jeffrey D. Goldstein Trust	19,156	19,156	0	0.0%
Richard A. Goldstein Trust	15,970	15,970	0	0.0%

(1)	This table and the information in the notes below are based upon information supplied to us by the selling stockholders and as of the date the same was provided to us. Prior to the consummation of the Isle Acquisition, Robert S. Goldstein was the non-executive Chairman of the Board of Directors of Isle and each of Jeffrey D. Goldstein and Richard A. Goldstein were members of the Board of Directors of Isle. Each of Messrs. Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein are managers of GFIL Holdings, LLC and indirectly beneficially own the shares held by GFIL Holdings, LLC. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The address for GFIL Holdings, LLC is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.
(2)	All shares of Common Stock offered pursuant to this prospectus were acquired by the selling stockholders pursuant to the Isle Acquisition.
(3)	Assumes the sale of all shares offered by the selling stockholders pursuant to this prospectus.

PLAN OF DISTRIBUTION

We are registering shares of Common Stock to permit the resale of such shares of Common Stock by the selling stockholders. The term “selling stockholders” includes transferees and assignees of shares of Common Stock from the selling stockholders after the date of this prospectus that become party to the Registration Rights Agreement. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker- dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. To the extent required, we will prepare a prospectus supplement that will disclose the terms of the applicable offering, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by them (if any), the purchase price of the securities, any delayed delivery arrangements, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	underwritten transactions;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling stockholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders have informed us that they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating underwriters or broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such underwriters or broker-dealer(s), where applicable, (v) that such underwriters or broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all reasonable expenses (other than underwriting fees, discounts, selling commissions, placement agency fees and stock transfer taxes) of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by each selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by such selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters or broker-dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters or broker-dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters or broker-dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other broker-dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

McDonald Carano LLP, Las Vegas, Nevada, will issue an opinion about certain legal matters with respect to the Common Stock offered hereby.

EXPERTS

The consolidated financial statements of Eldorado Resorts, Inc. appearing in Eldorado Resorts Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 (including schedule appearing therein), and the effectiveness of Eldorado Resorts Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Isle of Capri Casinos, Inc. appearing in Isle of Capri Casinos, Inc.’s Current Report on Form 8-K filed on December 21, 2016 for the year ended April 24, 2016 (including schedule appearing therein), and the effectiveness of Isle of Capri Casinos, Inc.’s internal control over financial reporting as of April 24, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, including the exhibits thereto, and any prospectus supplement.

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

These SEC filings are also available to the public from commercial document retrieval services. Reports, proxy statements and other information concerning ERI may also be obtained at its website at www.eldoradoresorts.com and at the offices of NASDAQ at One Liberty Plaza, New York, New York 10006. All website addresses given in this prospectus are for informational purposes only and are not intended to be active links and information contained on the website of ERI is not incorporated by reference in, nor considered to be part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document ERI has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. Information that ERI files with the SEC after the date of this prospectus and any prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus and any prospectus supplement to the extent that the subsequently filed information modifies or supersedes the existing information.

We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 13, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 10, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A filed with the SEC on May 1, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2017, March 13, 2017, March 15, 2017, March 22, 2017, March 29, 2017, April 17, 2017, April 27, 2017, May 1, 2017, May 2, 2017, May 22, 2017 and June 15, 2017;

•	Description of Governmental Regulation filed as Exhibit 99.1 to Isle of Capri Casinos, Inc.’s Annual Report on Form 10-K filed on June 21, 2016; and

•	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on September 18, 2014, as amended and supplemented by the Amendment No. 1 to the Registration Statement on Form 8-A/A filed with the SEC under the Exchange Act on September 19, 2014, including any amendment or report that may be filed for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act or the Exchange Act) will be deemed to be incorporated by reference in this prospectus and any prospectus supplement and to be part of this prospectus and any prospectus supplement from the date of the filing of such reports and documents. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Eldorado Resorts, Inc.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

Attention: Investor Relations

(775) 328-0112

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated costs and expenses expected to be incurred by us in connection with the offering of the Common Stock being registered hereby. All amounts other than the SEC registration fee are estimates.

SEC registration fee	$17,663
Printing fees and expenses	5,000
Accounting fees and expenses	35,000
Legal fees and expenses	25,000

Total	$82,663

Item 15.	Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Nevada. Section 78.7502(1) of the Nevada Revised Statute, as amended (the “NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the NRS provides that a corporation may similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the NRS provides that to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue, or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751(1) of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection (2) of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee, or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

ERI’s articles of incorporation provide that ERI may indemnify directors, officers or other agents of ERI to the fullest extent permitted by the NRS. Except for acts of omission involving intentional misconduct, fraud or a knowing violation of law, or in the case of directors, payment of dividends in violation of Section 78.300 of the NRS, none of ERI’s directors will be liable to ERI or its stockholders for monetary damages for a breach of fiduciary duty. In addition, ERI’s bylaws provide for mandatory indemnification of officers and directors of the corporation against all expenses, liabilities and losses reasonably incurred by such person upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by ERI.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated in this Item 16 by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on June 15, 2017.

Eldorado Resorts, Inc.

By:	/s/ Gary L. Carano
Gary L. Carano Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes each of Anthony L. Carano, Thomas R. Reeg and Edmund L. Quatmann, Jr. his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including any post-effective amendments and supplements) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Carano Gary L. Carano	Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2017

/s/ Thomas R. Reeg Thomas R. Reeg	President, Chief Financial Officer and Director (Principal Financial Officer)	June 15, 2017

/s/ Stephanie Lepori Stephanie Lepori	Chief Accounting Officer (Principal Accounting Officer)	June 15, 2017

/s/ David P. Tomick David P. Tomick	Director	June 15, 2017

/s/ Bonnie Biumi Bonnie Biumi	Director	June 15, 2017

/s/ Frank J. Fahrenkopf, Jr. Frank J. Fahrenkopf, Jr.	Director	June 15, 2017

/s/ James B. Hawkins James B. Hawkins	Director	June 15, 2017

/s/ Gregory J. Kozicz Gregory J. Kozicz	Director	June 15, 2017

/s/ Michael E. Pegram Michael E. Pegram	Director	June 15, 2017

/s/ Roger P. Wagner Roger P. Wagner	Director	June 15, 2017

EXHIBIT INDEX

1.1‡	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of September 19, 2016, by and among Isle of Capri Casinos, Inc., Eldorado Resorts, Inc., Eagle I Acquisition Corp and Eagle II Acquisition Company LLC (incorporated by reference to Exhibit 2.1 to Eldorado Resorts, Inc.’s Current Report on Form 8-K filed on September 22, 2016).

4.1	Registration Rights Agreement, dated May 1, 2017, by and between Eldorado Resorts, Inc., Recreational Enterprises, Inc. and GFIL Holdings, LLC (incorporated by reference to Exhibit 4.5 to Eldorado Resorts, Inc.’s Current Report on Form 8-K filed on May 1, 2017).

4.2	Indenture, dated as of July 23, 2015 (the “2023 Notes Indenture”), by and among Eldorado Resorts, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Eldorado Resorts, Inc.’s Current Report on Form 8-K filed on July 23, 2015).

4.3	First Supplemental Indenture, dated as of December 16, 2015, by and among Eldorado Resorts, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee, under the 2023 Notes Indenture (incorporated by reference to Exhibit 4.2 to Eldorado Resorts, Inc.’s Registration Statement on Form S-4 filed on January 14, 2016).

4.4*	Second Supplemental Indenture, dated as of May 26, 2016, by and among Eldorado Resorts, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee, under the 2023 Notes Indenture.

4.5	Third Supplemental Indenture, dated as of March 16, 2017, by and among Eldorado Resorts, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee, under the 2023 Notes Indenture (incorporated by reference to Exhibit 4.1 to Eldorado Resorts, Inc.’s Current Report on Form 8-K filed on March 22, 2017).

4.6	Fourth Supplemental Indenture, dated as of May 1, 2017, by and among Eldorado Resorts, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee, under the 2023 Notes Indenture (incorporated by reference to Exhibit 4.2 to Eldorado Resorts, Inc.’s Current Report on Form 8-K filed on May 1, 2017).

4.7	Indenture, dated as of March 29, 2017 (the “2025 Notes Indenture”), by and among Eagle II Acquisition Company LLC and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Eldorado Resorts, Inc.’s Current Report on Form 8-K filed on March 29, 2017).

4.8	Supplemental Indenture, dated as of May 1, 2017, by and among Eldorado Resorts, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee, under the 2025 Notes Indenture (incorporated by reference to Exhibit 4.1 to Eldorado Resorts, Inc.’s Current Report on Form 8-K filed on May 1, 2017).

5.1*	Opinion of McDonald Carano LLP regarding the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP with respect to Eldorado Resorts, Inc.

23.2*	Consent of Ernst & Young LLP with respect to Isle of Capri Casinos, Inc.

23.3	Consent of McDonald Carano LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page of this registration statement).

‡	To be filed, if applicable, by amendment to this registration statement or incorporate by reference from documents filed or to be filed with the SEC under the Exchange Act.
*	Indicates documents filed herewith.